Exhibit 99.1

Contact: Investor Relations (408) 523-2161
INTUITIVE SURGICAL ANNOUNCES PRELIMINARY
FOURTH QUARTER AND FULL YEAR 2015 RESULTS
SUNNYVALE, CALIF. January 13, 2016 - Intuitive Surgical, Inc. (NASDAQ: ISRG), the industry leader in robotic-assisted surgery, today announced certain unaudited preliminary fourth quarter and full year 2015 financial results ahead of its participation at the 34th Annual JP Morgan Healthcare Conference on January 13-14, 2016, in San Francisco, California.
The Company expects revenue for the fourth quarter of 2015 of approximately $677 million, an increase of approximately 12% compared with $605 million for the fourth quarter of 2014. The Company expects 2015 revenue of approximately $2.4 billion, an increase of approximately 12% compared with $2.1 billion for 2014. GAAP and non-GAAP revenue are the same for the fourth quarter of 2015. Non-GAAP revenue for the fourth quarter of 2014 was $601 million. The unaudited preliminary results are prior to the completion of the Company’s annual independent audit and therefore are subject to adjustment.
Preliminary fourth quarter 2015 instrument and accessory revenue increased approximately 16% to approximately $326 million compared with $281 million for the fourth quarter of 2014. Full year 2015 instrument and accessory revenue increased approximately 12% to approximately $1.2 billion. Fourth quarter and full year 2015 instrument and accessory revenue growth was driven primarily by da Vinci procedure growth.
In 2015, approximately 652,000 surgical procedures were performed with the da Vinci Surgical System, an increase of approximately 14% compared with approximately 570,000 procedures performed in 2014. The growth in overall 2015 procedure volume was primarily driven by the growth in U.S. general surgery procedures and worldwide urologic procedures. da Vinci procedures increased approximately 15% for the fourth quarter of 2015 compared with the fourth quarter of 2014. The Company expects total da Vinci procedures to grow approximately 9% to 12% in 2016.
Preliminary fourth quarter 2015 da Vinci Surgical Systems revenue increased approximately 8% to approximately $231 million from $214 million for the fourth quarter of 2014. Systems revenue for 2015 increased approximately 14% to approximately $722 million compared with $633 million in 2014. The Company shipped 158 da Vinci Surgical Systems in the fourth quarter of 2015, compared with 137 systems in the fourth quarter of 2014. 16 of the fourth quarter 2015 da Vinci Systems were shipped under operating lease arrangements, compared with 5 in the fourth quarter of 2014. The Company shipped 492 da Vinci Surgical Systems in 2015, compared with 431 systems in 2014.
Preliminary fourth quarter 2015 service revenue of $120 million increased approximately 9% compared with $110 million in the fourth quarter of 2014. Preliminary 2015 service revenue increased approximately 8% to approximately $465 million compared with $429 million in 2014.
Additional unaudited preliminary revenue and procedure information has been posted to the Investor Relations section of the Intuitive Surgical website at: http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-IRHome.
The Company is scheduled to present at the 2016 JP Morgan Healthcare Conference on January 14, 2016, at 9:00 a.m. Pacific Time. The Company is scheduled to report its fourth quarter 2015 results during a conference call on January 21, 2016, at which point the Company will discuss the 2015 financial results in more detail. Dial-in and webcast access information for both of these events are also available in the Investor Relations section of the Intuitive Surgical website.

About Intuitive Surgical, Inc.
Intuitive Surgical, Inc. (NASDAQ: ISRG), headquartered in Sunnyvale, Calif., is the industry leader in robotic-assisted, minimally invasive surgery. Intuitive Surgical develops, manufactures, and markets the da Vinci Surgical System.

About the da Vinci Surgical System
The da Vinci Surgical System is a surgical platform designed to enable complex surgery using a minimally invasive approach. The da Vinci Surgical System consists of an ergonomic surgeon console or consoles, a patient-side cart with three or four interactive arms, a high-performance vision system and proprietary EndoWrist instruments. Powered by state-of-the-art technology, the da Vinci Surgical System is designed to scale, filter, and seamlessly translate the surgeon’s hand movements into more precise movements of the EndoWrist instruments. The net result is an intuitive interface with improved surgical capabilities. By providing surgeons with superior visualization, enhanced dexterity, greater precision, and ergonomic comfort, the da Vinci Surgical System makes it possible for skilled surgeons to perform more minimally invasive procedures involving complex dissection or reconstruction. Surgeons, hospitals, and patients benefit from a large community of users and the Company’s robotic-assisted surgical ecosystem, beginning with the robotic platforms, but also including the broad instrument product line, imaging solutions, training programs and technology, clinical validation, field clinical support, field technical support, and program optimization. For more information about clinical evidence related to da Vinci Surgery, please visit www.intuitivesurgical.com/company/clinical-evidence/.
da Vinci® and EndoWrist® are trademarks of Intuitive Surgical, Inc.

Forward-Looking Statements
This press release contains forward-looking statements, including statements regarding the Company’s unaudited preliminary financial and operational results for the fourth quarter and full year 2015, and expected procedure growth in 2016. These forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including the following: completion of the Company’s final closing procedures, final adjustments and other developments that may arise in the course of audit procedures; the impact of global and regional economic and credit market conditions on health care spending; healthcare reform legislation in the United States and its impact on hospital spending, reimbursement and fees which will be levied on certain medical device revenues; decreases in hospital admissions and actions by payers to limit or manage surgical procedures; the timing and success of product development and market acceptance of the Company’s products; the accuracy of the Company’s procedure counts; the Company’s ability to obtain regulatory approvals or clearances, regulatory restrictions; guidelines and recommendations in the health care and patient communities; intellectual property positions and litigation; competition in the medical device industry and in the specific markets of surgery in which the Company’s operates; unanticipated manufacturing disruptions or the Company’s inability to meet demand for its products; the results of legal proceedings to which the Company’s is or may become a party; product liability and other litigation claims; adverse publicity regarding the Company or the safety of its products and adequacy of training; the Company’s ability to expand into foreign markets; and other risk factors under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as updated by its quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted” and similar words and expressions are intended to identify forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

About Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of non-GAAP revenue. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”).
We use non-GAAP financial measures for financial and operational decision-making purposes and to evaluate period-to-period comparisons. We believe that non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity. We believe that both management and investors benefit from referring to non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. Non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.
Non-GAAP revenue. We define non-GAAP revenue as revenue excluding the impact of reserve adjustments recorded in connection with trade-in rights provided to certain customers in connection with the launch of our da Vinci Xi Surgical System that were accounted for as a right of return.